Exhibit 99.1

Contact:

David Smith

(646) 969-2070

NEW SENIOR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Begins New Chapter as Internally-Managed Company

NEW YORK — February 22, 2019 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter and full year ended December 31, 2018.

FOURTH QUARTER 2018 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.13 per common share

•	Net loss of $86.6 million, or $(1.05) per diluted share

•	Total net operating income (“NOI”) of $43.4 million

•	Adjusted same store cash NOI increased 0.3% versus Q4’17

•	Normalized Funds from Operations (“Normalized FFO”) of $12.3 million, or $0.15 per diluted share

•	AFFO of $13.8 million, or $0.17 per diluted share

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $11.5 million, or $0.14 per diluted share

FOURTH QUARTER 2018 AND RECENT BUSINESS HIGHLIGHTS

•	Completed internalization of management on January 1 and formally concluded review of strategic alternatives

•	Completed nearly $850 million of debt refinancing activity, comprised of:

•	In October, refinanced a $720 million secured loan with a term of seven years and a rate of L + 232bps, a savings of nearly 170bps from the prior loan

•	In December, refinanced $125 million of secured loans through the closing of the Company’s first revolving credit facility

•	Executing on plans to address underperforming AL/MC properties

•	Currently have 9 properties that will be transitioned to new operators by the end of the first quarter

•	Currently marketing several properties for sale

•	Ongoing evaluation of assets aimed at optimizing portfolio mix and driving better operating performance

“We are pleased to have accomplished several strategic initiatives in 2018 and are excited to have begun 2019 as an internalized management team,” said Susan Givens, Chief Executive Officer. “We are now focused on several strategic priorities, including optimizing our portfolio through asset sales and transitions, managing operator concentration and further strengthening our balance sheet. In addition, for the first time, we are providing guidance on our expectations of financial results for 2019 as part of our effort to provide increased transparency to the investor community.”

FOURTH QUARTER 2018 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended December 31, 2018			For the Quarter Ended December 31, 2017
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net (loss) income	$(86,626)	$(1.05)	$(1.05)	$33,521	$0.41	$0.41
Non-GAAP(A)
NOI	$43,358	N/A	N/A	$53,732	N/A	N/A
FFO	(55,570)	$(0.68)	$(0.67)	15,659	$0.19	$0.19
Normalized FFO	12,318	$0.15	$0.15	22,896	$0.28	$0.28
AFFO	13,792	$0.17	$0.17	20,070	$0.24	$0.24
Normalized FAD (B)	11,520	$0.14	$0.14	18,527	$0.23	$0.22

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.

FULL YEAR 2018 RESULTS

Dollars in thousands, except per share data

	For the Year Ended December 31, 2018			For the Year Ended December 31, 2017
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net (loss) income	$(159,355)	$(1.94)	$(1.94)	$12,208	$0.15	$0.15
Non-GAAP(A)
NOI	$176,513	N/A	N/A	$219,085	N/A	N/A
FFO	(54,680)	$(0.67)	$(0.66)	80,387	$0.98	$0.97
Normalized FFO	47,298	$0.58	$0.57	94,340	$1.15	$1.14
AFFO	55,387	$0.67	$0.67	85,160	$1.04	$1.03
Normalized FAD (B)	48,151	$0.59	$0.58	78,254	$0.95	$0.95

FOURTH QUARTER 2018 GAAP RESULTS

New Senior recorded GAAP net loss of $86.6 million, or $(1.05) per diluted share, for the fourth quarter of 2018, compared to GAAP net gain of $33.5 million, or $0.41 per diluted share, for the fourth quarter of 2017. The year over year decrease was primarily driven by the one-time termination fee in connection with the internalization, and lower net operating income as a result of asset sales.

FOURTH QUARTER AND FULL YEAR 2018 PORTFOLIO PERFORMANCE

		Adjusted Same Store Cash NOI
	Properties	4Q 2017	4Q 2018	YoY
Managed Properties	130	$42,110	$42,186	0.2%
NNN Properties	1	1,372	1,411	2.8%
Total Portfolio	131	$43,482	$43,597	0.3%

		Adjusted Same Store Cash NOI(A)
	Properties	2017	2018	YoY
Managed Properties	130	$167,616	$163,119	(2.7%)
NNN Properties	1	5,431	5,592	3.0%
Total Portfolio	131	$173,047	$168,711	(2.5%)

		Adjusted Same Store Cash NOI - Managed
	Properties	4Q 2017	4Q 2018	YoY
IL Properties	102	$35,066	$35,752	2.0%
AL/MC Properties	28	7,044	6,434	(8.7%)
Total Managed Portfolio	130	$42,110	$42,186	0.2%

		Adjusted Same Store Cash NOI - Managed(A)
	Properties	2017	2018	YoY
IL Properties	102	$137,363	$137,103	(0.2%)
AL/MC Properties	28	30,253	26,016	(14.0%)
Total Managed Portfolio	130	$167,616	$163,119	(2.7%)

(A)	Full year information based on 4Q18 same store pool.

BALANCE SHEET

As previously announced, the Company completed nearly $850 million of debt refinancing during the fourth quarter, resulting in estimated interest expense savings of approximately $14 million annually and increased flexibility to more efficiently manage our balance sheet going forward. This refinancing activity included the following:

1.	$720 Million Bridge Loan Refinancing

a.

In October, the Company completed the refinancing of a $720 million secured loan with Freddie Mac arranged through KeyBank Real Estate Capital. The loan has a term of seven years and bears interest at LIBOR plus 232 basis points, an improvement of approximately 170 basis points, or $12 million annually, versus the prior financing.

2.	$125 Million Revolving Credit Facility

a.

In December, the Company entered into its first revolving credit facility. The credit facility has a total capacity of $125 million, which may be increased to $300 million subject to customary terms and conditions, and matures in December 2021 with a one-year extension option. Borrowings under the credit facility bear interest at LIBOR plus 250 basis points. Proceeds from the credit facility along with cash on hand were used to pay off approximately $125 million of existing debt that was scheduled to mature in 2019 and 2020. The credit facility was arranged by KeyBanc Capital Markets, Inc. KeyBank National Association is serving as the Administrative Agent.

As a result of these activities, the Company has improved its weighted average debt maturity from 3.0 years as of September 30, 2018 to 5.3 years as of December 31, 2018.

2019 STRATEGIC PRIORITIES

As part of an extensive review of strategic alternatives announced in February of last year, the Company completed several initiatives, which have meaningfully enhanced the Company’s operating flexibility, capital structure and corporate governance structure. These initiatives are summarized below:

•	May 2018 – The Company terminated triple net leases on 51 independent living properties and negotiated a flexible operating agreement.

•	August 2018 – The Company re-set the dividend to a level the Board believes is appropriate for the internalized Company and more closely align with peer payout ratios.

•	October 2018 – The Company refinanced a $720 million bridge loan, resulting in annual interest expense savings of approximately $12 million, or $0.15 per share.

•

January 2019 – The Company completed the internalization of its management function, resulting in a dedicated management team, the appointment of Robert Savage as the new Chairman of the Board, and the relocation of corporate headquarters.

With the completion of these initiatives, the Board has unanimously determined to conclude the formal review of strategic alternatives, while remaining committed to identifying opportunities to maximize shareholder value and enhance corporate governance. In the near term, the Company has identified several strategic priorities for 2019, including:

1.

Optimize Portfolio: As one of the largest owners of private pay senior housing assets in the United States, the Company has a unique real estate portfolio that is well positioned to benefit from medium and longer term trends in the senior housing sector. The Company intends to further improve the overall quality, performance and diversification of its portfolio through a combination of intensive asset management, operator transitions and dispositions of underperforming assets. Following the completion of the strategic initiatives described above, the Company has a high degree of flexibility to transition and sell assets, given that (i) the majority of the portfolio is owned on a managed basis and (ii) the Company’s agreements with operators can generally be terminated without penalty.

2.

Managing Operator Concentration: The Company currently has 6 operating partners. Holiday Retirement is its largest operating partner and currently manages assets that account for approximately 80% of its total NOI. Blue Harbor is the Company’s second largest operator and currently manages assets that account for 12% of its NOI. While the Company views both Holiday and Blue Harbor as strong operators in the senior housing industry, it recognizes the benefits of having a diversified portfolio of operators. To that end, New Senior recently engaged two new operating partners, and continues to actively evaluate all of its operator relationships as it seeks to improve performance and position the Company for growth.

3.

Strengthen Balance Sheet: The Company is committed to improving its balance sheet with the goal of reducing leverage over time and increasing flexibility. In the near term, the Company will seek to reduce leverage through asset sales and improved operating performance.

4.

Increasing Transparency of Financial Results: With the internalization complete, management is providing guidance for 2019 financial results and expects to continue to provide guidance on a periodic basis, as is customary among the Company’s peers. The Company is committed to demonstrating the earnings power and underlying value of its assets with straightforward and thorough reporting. The Company believes these initiatives will attract a broader institutional shareholder base over time.

2019 GUIDANCE

New Senior expects 2019 FFO, AFFO, and net income attributable to common shareholders, and same store cash NOI growth, to range as follows:

	Full Year 2019 Guidance
	Per Share
	Low		High
Net Loss Attributable to Common Shareholders	($0.48)	-	($0.42)
FFO	$0.50	-	$0.56
Normalized FFO	$0.52	-	$0.58
AFFO	$0.61	-	$0.67

Key Guidance Assumptions

Same store managed cash NOI: (3.0%) to 0.0% versus 2018

Debt: LIBOR assumed at 12/31/18 spot rate of 2.50% (each 25bps change in LIBOR equates to $0.04 per share)

G&A: $19 – 20 million

Shares: 84 million diluted shares outstanding

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

FOURTH QUARTER DIVIDEND

On February 19, 2019, the Company’s Board of Directors declared a cash dividend of $0.13 per share for the quarter ended December 31, 2018. The dividend is payable on March 22, 2019 to shareholders of record on March 8, 2019.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on February 22, 2019 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Fourth Quarter and Full Year 2018 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on March 22, 2019 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “4279565.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of December 31, 2018, New Senior is one of the largest owners of senior housing properties, with 133 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s 2019 strategic priorities (including, without limitation, plans relating to optimizing the Company’s portfolio through operator transitions and asset sales, plans to manage operator concentration and plans to strengthen the balance sheet and potentially reduce leverage) and expectations with respect to the potential range of 2019 financial results, and the declaration or amount of any future dividend. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management, the asset management by third parties and market conditions affecting demand and supply for senior housing. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2018	2017
Assets
Real estate investments:
Land	$177,956	$182,238
Buildings, improvements and other	2,335,813	2,329,524
Accumulated depreciation	(358,368)	(275,794)

Net real estate property	2,155,401	2,235,968

Acquired lease and other intangible assets	8,638	264,438
Accumulated amortization	(2,877)	(249,198)

Net real estate intangibles	5,761	15,240

Net real estate investments	2,161,162	2,251,208
Cash and cash equivalents	72,422	137,327
Straight-line rent receivables	3,494	82,445
Receivables and other assets, net	49,180	37,047

Total Assets	$2,286,258	$2,508,027

Liabilities and Equity
Liabilities
Debt, net	$1,884,882	$1,907,928
Due to affiliates	26,245	9,550
Accrued expenses and other liabilities	52,679	84,664

Total Liabilities	$1,963,806	$2,002,142

Commitments and contingencies

Redeemable Preferred Stock	$40,000	$—

Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none issued or outstanding as of both December 31, 2018 and 2017	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,148,869 and 82,127,247 shares issued and outstanding as of December 31, 2018 and 2017, respectively	821	821
Additional paid-in capital	898,135	898,132
Accumulated deficit	(616,504)	(393,068)

Total Equity	$282,452	$505,885

Total Liabilities and Equity	$2,286,258	$2,508,027

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Revenues
Resident fees and services	$116,886	$79,266	$404,891	$336,739
Rental revenue	1,582	27,650	39,407	112,391

Total revenues	118,468	106,916	444,298	449,130
Expenses
Property operating expense	75,110	53,184	267,785	230,045
Depreciation and amortization	22,331	31,355	95,950	139,942
Interest expense	24,230	23,128	101,176	93,597
Acquisition, transaction and integration expense	2,789	984	15,919	2,453
Termination fee to affiliate	50,000	—	50,000	—
Management fees and incentive compensation to affiliate	3,687	3,823	14,814	18,225
General and administrative expense	3,276	3,612	13,387	15,307
Loss on extinguishment of debt	7,675	3,230	66,219	3,902
Impairment of real estate held for sale	8,725	—	8,725	—
Other expense	1,780	57	3,974	1,702

Total expenses	199,603	119,373	637,949	505,173
Gain on sale of real estate	—	49,217	—	71,763
Gain on lease termination	—	—	40,090	—

(Loss) Income before income taxes	(81,135)	36,760	(153,561)	15,720
Income tax expense	5,491	3,239	5,794	3,512

Net (loss) income	$(86,626)	$33,521	$(159,355)	$12,208

Net (loss) income per share of common stock
Basic	$(1.05)	$0.41	$(1.94)	$0.15

Diluted	$(1.05)	$0.41	$(1.94)	$0.15

Weighted average number of shares of common stock outstanding
Basic	82,148,869	82,148,869	82,148,869	82,145,295

Diluted	82,148,869	82,632,232	82,148,869	82,741,322

Dividends declared per share of common stock	$0.13	$0.26	$0.78	$1.04

(A)

Basic earnings per share (“EPS”) is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows

(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Cash Flows From Operating Activities
Net (loss) income	$(86,626)	$33,521	$(159,355)	$12,208
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	22,332	31,380	95,986	140,078
Amortization of deferred financing costs	1,116	2,093	10,512	9,090
Amortization of deferred revenue, net	522	(604)	2,868	(385)
Amortization of premium on mortgage notes payable	—	(56)	—	(512)
Non-cash straight-line rent	(173)	(4,338)	(5,365)	(17,865)
Gain on sale of real estate	—	(49,217)	—	(71,763)
Non-cash adjustment on lease termination(A)	—	—	29,910	—
Loss on extinguishment of debt	7,675	3,230	66,219	3,902
Non-cash termination fee to affiliate	40,000	—	40,000	—
Impairment of real estate held for sale	8,725	—	8,725	—
Provision for bad debt	671	509	2,301	2,228
Remeasurement of deferred tax asset	—	2,966	—	2,966
Non-cash valuation allowance on deferred tax asset, net	5,354	—	5,354	—
Other non-cash expense	2,012	(53)	4,320	1,243
Changes in:
Receivables and other assets, net	(79)	(652)	(5,125)	(1,724)
Due to affiliates	10,906	(6,018)	16,695	(2,073)
Accrued expenses and other liabilities	(2,884)	(24,252)	8,032	(16,948)

Net cash provided by (used in) operating activities	$9,551	$(11,491)	$121,077	$60,445

Cash Flows From Investing Activities
Proceeds from the sale of real estate, net	$—	$292,270	$—	$339,624
Capital expenditures, net of insurance proceeds	(5,557)	(5,253)	(19,162)	(19,729)

Net cash (used in) provided by investing activities	$(5,557)	$287,017	$(19,162)	$319,895

Cash Flows From Financing Activities
Principal payments of mortgage notes payable and capital lease obligations	$(3,365)	$(7,642)	$(19,428)	$(26,946)
Proceeds from mortgage notes payable	720,000	—	1,440,000	—
Repayments of mortgage notes payable	(845,399)	(176,762)	(1,509,187)	(204,730)
Payment of exit fee on extinguishment of debt	(1,236)	(2,953)	(53,122)	(3,264)
Proceeds from borrowings on revolving credit facility	125,000	—	125,000	—
Repayments of borrowings on revolving credit facility	(56,000)	—	(56,000)	—
Payment of common stock dividend	(10,681)	(21,359)	(64,081)	(85,432)
Payment of deferred financing costs	(13,417)	579	(27,080)	—
Purchase of interest rate caps	(2,505)	—	(2,846)	—

Net cash (used in) provided by financing activities	$(87,603)	$(208,137)	$(166,744)	$(320,372)

Net increase (decrease) in cash, cash equivalents and restricted cash	(83,609)	67,389	(64,829)	59,968
Cash, cash equivalents and restricted cash, beginning of period	176,265	90,096	157,485	97,517

Cash, cash equivalents and restricted cash, end of period	$92,656	$157,485	$92,656	$157,485

(A)

Primarily includes the non-cash write-offs of straight-line rent receivables and net above-market rent lease intangible assets, offset by the fair value of furniture, fixtures, equipment and other improvements received by us as a result of the lease termination with affiliates of Holiday Retirement.

Reconciliation of NOI to Net Loss

(dollars in thousands)

	2018	2017
Total revenues	$444,298	$449,130
Property operating expense	(267,785)	(230,045)

NOI	176,513	219,085
Depreciation and amortization	(95,950)	(139,942)
Interest expense	(101,176)	(93,597)
Acquisition, transaction and integration expense	(15,919)	(2,453)
Termination fee to affiliate	(50,000)	—
Management fees and incentive compensation to affiliate	(14,814)	(18,225)
General and administrative expense	(13,387)	(15,307)
Loss on extinguishment of debt	(66,219)	(3,902)
Impairment of real estate held for sale	(8,725)	—
Other expense	(3,974)	(1,702)
Gain on sale of real estate	—	71,763
Gain on lease termination	40,090	—
Income tax expense	(5,794)	(3,512)

Net (Loss) Income	$(159,355)	$12,208

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

	For the Quarter Ended December 31, 2018	For the Year Ended December 31, 2018
Net loss	$(86,626)	$(159,355)
Adjustments:
Depreciation and amortization	22,331	95,950
Impairment of real estate held for sale	8,725	8,725

FFO	$(55,570)	$(54,680)
FFO per diluted share	$(0.67)	$(0.66)

Acquisition, transaction and integration expense	2,789	15,919
Termination fee to affiliate	50,000	50,000
Loss on extinguishment of debt	7,675	66,219
Non-cash valuation allowance on deferred tax asset, net	5,354	5,354
Gain on lease termination	—	(40,090)
Other expense(1)	2,070	4,576

Normalized FFO	$12,318	$47,298
Normalized FFO per diluted share	$0.15	$0.57

Straight-line rent	(173)	(5,365)
Amortization of deferred financing costs	1,123	10,519
Amortization of deferred community fees and other(2)	524	2,935

AFFO	$13,792	$55,387
AFFO per diluted share	$0.17	$0.67

Routine capital expenditures	(2,272)	(7,236)

Normalized FAD	$11,520	$48,151
Normalized FAD per diluted share	$0.14	$0.58

Weighted average diluted shares outstanding	82,439	82,649

(1)	Primarily includes changes in the fair value of financial instruments and casualty related charges.
(2)

Consists of (i) amortization of above / below market lease intangibles, (ii) amortization of premium on mortgage notes payable and (iii) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	4Q 2017				4Q 2018
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI(1)	$1,372	$35,066	$7,044	$43,482	$1,411	$35,752	$6,434	$43,597
Non-Same Store Cash NOI	3,414	—	648	4,062	—	—	111	111
Triple net lease to managed adjustments(2)	—	5,088	—	5,088	—	—	—	—
Straight-line rent	574	—	—	574	173	—	—	173
Amortization of deferred community fees and other(3)	(3)	102	427	526	(2)	(574)	53	(523)

Segment / Total NOI	$5,357	$40,256	$8,119	$53,732	$1,582	$35,178	$6,598	$43,358

Depreciation and amortization				(31,355)				(22,331)
Interest expense				(23,128)				(24,230)
Acquisition, transaction & integration expense				(984)				(2,789)
Termination fee to affiliate				—				(50,000)
Management fees and incentive compensation to affiliate				(3,823)				(3,687)
General and administrative expense				(3,612)				(3,276)
Loss on extinguishment of debt				(3,230)				(7,675)
Impairment of real estate held for sale				—				(8,725)
Other expense				(57)				(1,780)
Gain on sale of assets				49,217				—
Income tax expense				(3,239)				(5,491)

Net Income (Loss)				$33,521				$(86,626)

(1)

For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

(2)	Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3)	Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)

(dollars in thousands)

	3Q 2018				4Q 2018
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI(1)	$1,411	$34,001	$6,273	$41,685	$1,411	$35,752	$6,434	$43,597
Non-Same Store Cash NOI	—	—	(125)	(125)	—	—	111	$111
Triple net lease to managed adjustments(2)	—	106	—	106	—	—	—	—
Straight-line rent	175	—	—	175	173	—	—	173
Amortization of deferred community fees and other(3)	(4)	(1,117)	(26)	(1,147)	(2)	(574)	53	(523)

Segment / Total NOI	$1,582	$32,990	$6,122	$40,694	$1,582	$35,178	$6,598	$43,358

Depreciation and amortization				(22,373)				(22,331)
Interest expense				(29,268)				(24,230)
Acquisition, transaction & integration expense				(1,559)				(2,789)
Termination fee to affiliate				—				(50,000)
Management fees and incentive compensation to affiliate				(3,688)				(3,687)
General and administrative expense				(3,219)				(3,276)
Loss on extinguishment of debt				—				(7,675)
Impairment of real estate held for sale				—				(8,725)
Other expense				(782)				(1,780)
Income tax expense				(104)				(5,491)

Net Loss				$(20,299)				$(86,626)

(1)

For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

(2)	Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3)	Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	2017				2018
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI(1)	$5,431	$137,363	$30,253	$173,047	$5,592	$137,103	$26,016	$168,711
Non-Same Store Cash NOI	15,033	1,271	5,814	22,118	—	—	358	358
Triple net lease to managed adjustments(2)	—	21,219	—	21,219	—	9,318	—	9,318
Straight-line rent	2,808	—	—	2,808	743	—	—	743
Amortization of deferred community fees and other(3)	(55)	(484)	432	(107)	(8)	(2,628)	18	(2,617)

Segment / Total NOI	$23,217	$159,369	$36,499	$219,085	$6,327	$143,793	$26,392	$176,513

Depreciation and amortization				(139,942)				(95,950)
Interest expense				(93,597)				(101,176)
Acquisition, transaction & integration expense				(2,453)				(15,919)
FIG Termination fee				—				(50,000)
Management fees and incentive compensation to affiliate				(18,225)				(14,814)
General and administrative expense				(15,307)				(13,387)
Loss on extinguishment of debt				(3,902)				(66,219)
Impairment of real estate held for sale				—				(8,725)
Gain on sale of assets				71,763				—
Gain on lease termination				—				40,090
Other expense				(1,702)				(3,974)
Income tax benefit (expense)				(3,512)				(5,794)

Net loss				$12,208				$(159,355)

(1)

For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

(2)	Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3)	Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

2019 Guidance Reconciliation

Reconciliation of Net Loss to FFO, Normalized FFO and AFFO

	Full Year 2019 Guidance
	Per Share
	Low		High
Net Loss Attributable to Common Shareholders	($0.48)	-	($0.42)
Depreciation & Amortization	$0.97	-	$0.97

FFO	$0.50	-	$0.56
Acquisition, Transaction & Integration Expense	$0.02	-	$0.02

Normalized FFO	$0.52	-	$0.58
Straight-Line Rent	($0.01)	-	($0.01)
Amortization of Deferred Financing Costs	$0.05	-	$0.05
Amortization of Deferred Community Fees & Other	$0.03	-	$0.03
Amortization of Equity-Based Compensation	$0.02	-	$0.02

AFFO	$0.61	-	$0.67

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI and Cash NOI

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments.

The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, classified as held for sale during the comparable periods are excluded from the same store amounts. Accordingly, same store results exclude the performance of the 51 assets that were transitioned from the triple net lease segment to the managed segment as a result of the lease termination in May 2018.

Adjusted same store cash NOI adjusts same store cash NOI to include properties transitioned from the Company’s triple net lease segment to the managed segment during the comparative periods. For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income (loss) excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to affiliate; (g) gain on lease termination; and (h) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

We also use AFFO and Normalized FAD as supplemental measures of our operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives; and (f) amortization of equity-based compensation expense.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.